EMPLOYMENT AGREEMENT
                              --------------------

         MEMORANDUM OF AGREEMENT, made as of the 1st day of April, 1997.

BETWEEN:

         DAVID CARMICHAEL, the Employee signing this Agreement,

         (hereinafter called the "Employee")

                                                              OF THE FIRST PART,

         - and -

         TOUCAN GOLD CORPORATION, a corporation incorporated under the laws of Delaware,

         (hereinafter called the "Employer")

                                                             OF THE SECOND PART,


     THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration it is hereby agreed as follows:

1. The Employee shall be employed by the Employer on a full-time basis in the employment function described in Schedule "B" hereto, or in such other capacity or capacities as may from time to time be mutually agreed by the Employee and Employer.

2. The employment of the Employee hereunder shall continue from the date set out in paragraph 1 of Schedule "A" hereto and thereafter from year to year unless and until terminated in a manner provided herein.

3.   This Agreement may be terminated by the Employer:

     (a) upon two weeks written notice to the Employee during or before the end of the first year of employment governed by this Agreement or payment to the Employee of the Employee's Base Gross Salary as at the date of notice of termination for such two week period;

     (b) upon six month's written notice to the Employee during the period commencing April 1, 1998 and ending October 1, 1998 or payment to the Employee of the Employee's Base Gross Salary as at the date of notice of termination for such six month period;

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     (c)  upon one year's  written  notice to the Employee after October 1, 1998 or payment to the Employee of the Employee's Base Gross Salary as at the date of notice for such one year period; or

     (d)  without notice for just cause at common law.

4. The remuneration payable, and the options issuable, to the Employee for his services hereunder shall be as set out in paragraph 2 of Schedule "A" hereto. In addition, the Employee may be paid such other remuneration (if any) and shall be entitled to fringe benefits as may from time to time be determined by the Employer. [Unless otherwise agreed or stipulated in Schedule "A" hereto, such remuneration shall be reviewed by the Employer in the month of May of each year following the first year during which this Agreement is in effect.]

5. The Employee shall from time to time be entitled to such vacations as are set out in paragraph 3 of the Schedule "A" hereto.

6. The Employee shall be reimbursed by the Employer for all reasonable expenses properly incurred by the Employee in connection with his duties including, without limitation, travel costs (Economy Class) to and from Santiago, Chile to Cuiaba, Brazil or wherever else the Employee is required to work, the cost of meals and accommodations while traveling on matters relating directly to the Employer's business, and the cost of furnished accommodations in Brazil. For all such expenses the Employee shall furnish to the Employer statements and vouchers as and when required by it. Notwithstanding the foregoing, the Employee shall not be reimbursed for any expenses relating to meals while not traveling on the Employer's business or personal health insurance.

7. The Employee acknowledges that the Employer presently carries on, the general business and operations of mineral resource exploration (the "Business"). The Employee, in the course of his employment hereunder, will have access to and be entrusted with detailed confidential information and trade secrets concerning the manner in which the Employer conducts the Business and concerning the results of the Employers' exploration projects, prospecting efforts and other business activities that the Employer is not required to publicly disclose to the general public pursuant to applicable securities laws. The Employee acknowledges that the disclosure of any such detailed confidential information and trade secrets to competitors of the Employer or to the general public, or the use by the Employee of such detailed confidential information and trade secrets for the purposes other than purposes of the Employer, would be highly detrimental to the best interests of the Employer. The Employee understands and agrees with the Employer that the right to maintain confidential such detailed confidential information and trade secrets constitutes a proprietary right which the Employer is entitled to protect. Accordingly, the Employee covenants and agrees with the Employer:

     (a) that he will not either during the continuance of his employment by the Employer or at any time thereafter disclose any of such detailed confidential information and trade secrets to any person nor shall he use the same for any purpose other than that of the Employer; and

     (b) that he will not, during the continuance of his employment hereunder, except with the prior written consent of the Employer, at any time, either individually or in partnership or jointly or in conjunction

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          with any person or persons, firm, association,  syndicate,  company or corporation whether as employee, principal, agent, shareholder or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in the Business or any aspect thereof;

provided that the foregoing restrictions shall not prohibit the Employee from:

          (i) purchasing, holding or selling securities or publicly traded vehicles on the condition that his percentage ownership of the issued and outstanding capital of such publicly traded vehicles does not exceed 2%; or

          (ii) disclosing any such detailed confidential information and trade secrets that are required to be disclosed by law.

     If any covenant or provision in this paragraph 7 is determined to be unenforceable or declared invalid in whole or in part for any reason whatsoever, it shall not affect the enforceability or validity of any other covenant or provision hereof or any part thereof, and any such unenforceable or invalid covenant or provision hereof or any part thereof are hereby conceded to be severable and subparagraphs (a) and (b) of this paragraph 7 are hereby declared to be separate and distinct covenants.

     The Employee agrees that all restrictions contained in this paragraph 7 are reasonable and valid and all defenses to the strict enforcement of all or any part thereof by the Employer are hereby waived by the Employee.

     The Employee acknowledges that the restrictions contained in this paragraph 7 are necessary and fundamental for the protection of the Employer and that a breach by the Employee of any covenant or provision of this paragraph 7 would result in damages to the Employer which could not be adequately compensated for by a monetary award to the Employer. Accordingly, it is expressly agreed by the Employee, that in addition to all other remedies available to it, the Employer shall be entitled to the immediate remedy of a restraining order, injunction or such other form of injunctive relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin the Employee from breaching any such covenant or provision.

8. Any notice in writing required or permitted to be given to the Employee hereunder shall be sufficiently given if served on the Employee personally or mailed by registered mail postage prepaid addressed to the Employee at his last address known to the Employer. Any notice in writing required or permitted to be given to the Employer hereunder shall be given by registered mail postage prepaid addressed to the Employer at the location to which the Employee normally reports to work. Any such notice mailed as aforesaid shall be deemed to have been received on the second business day following the date of mailing. Either party may at any time change his address for service by giving notice to the other party.


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9.   Any and all previous  agreements,  whether oral or in writing,  between the parties hereto or made on their behalf relating to the employment of the Employee by the Employer are hereby terminated and canceled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

10. This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario.

11. Schedules "A" and "B" annexed hereto shall be incorporated in and form part of this Agreement. This Agreement and the schedules hereto may be amended from time to time with the mutual consent of the parties hereto evidenced in writing.

12. The provisions hereof, where the context so permits, shall enure to the benefits of and be binding upon the heirs, executors, administrators or other legal representatives of the Employee and the successors and assigns of the Employer respectively. When the context so requires or permits the masculine gender should be read as if the feminine were expressed.

13. Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile machine of an executed copy of this Agreement and such executed copies of this Agreement will be legally effective to create a valid and binding agreement between the Employee and the Employer in accordance with the terms hereof.

14. This Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and notwithstanding their actual date of execution shall be deemed to be dated as of the date first above written.


     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED                )
         In the Presence of                 )
                                            )        /s/ David Carmichael
                                            )        ---------------------------
                                                    DAVID CARMICHAEL
------------------------------------

                                                    TOUCAN GOLD CORPORATION
------------------------------------

                                                    By:   /s/ Oliver Lennox-King
                                                          ----------------------
                                                          OLIVER LENNOX-KING

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                                  SCHEDULE "A"

                        SUPPLEMENTARY TERMS OF EMPLOYMENT


1.   COMMENCEMENT OF EMPLOYMENT

     The date of commencement of employment under this Employment Agreement is April 1, 1997.

2.   REMUNERATION

     Remuneration is:

     (a)  Signing Bonus: a U.S. $20,000 signing bonus;

     (b) Base Gross Salary: U.S. $90,000 per annum payable in equal monthly installments in arrears, the first of the said installments to be paid on the 30th day of April, 1997; and

     (c) Annual Bonus: minimum of U.S. $20,000 and maximum of U.S. $30,000 to be determined at the discretion of the board of directors of the Employer payable [three months] following the end of each year of employment commencing with the Employee's second year of employment.

3.   VACATIONS

     [three] weeks with pay for the [first year] of employment.

     [three] weeks with pay after [one year] of employment.

     [four] weeks with pay after [two] years of employment.

4.   OTHER EMPLOYEE BENEFITS

     The Employee will be issued 50,000 stock options exercisable at U.S. $2.50 each. The options will expire April 1, 2002 and will vast as to 17,000 options on the date of grant, 17,000 options on April 1, 1998, provided that the Employee remains employed by the Employer on such date and 16,000 options on April 1, 1999, provided that the Employee remains employed by the Employer on such date.



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                                  SCHEDULE "B"

                                 JOB DESCRIPTION


[OLK to insert]



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